UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

Starwood Property Trust, Inc. (the “Company”) is disclosing under this Item 7.01 certain information that was included in a preliminary prospectus supplement filed today with the Securities and Exchange Commission in connection with the commencement of a public offering of shares of its common stock.

During 2012, the board of directors of the Company approved the Company’s expansion of investment guidelines to include investments in (i) residential real estate assets acquired by us directly or indirectly in settlement of loans (“residential REO”) that are primarily comprised of single family homes and (ii) non-performing residential loans (acquired with the expectation of their conversion into residential REO or other commercial resolution), and the Company began to opportunistically purchase portfolios of single family homes and non-performing residential loans at that time.  As of March 31, 2013, the Company’s portfolio of residential REO properties consisted of 1,644 single family homes located in seven states, which were acquired at an aggregate cost of $200.2 million.  In addition, as of the same date the Company had acquired 1,318 non-performing residential loans at an aggregate cost of $173.1 million.  As of March 31, 2013, the aggregate unpaid principal balance on these loans was $363.2 million.

As part of the Company’s continuing efforts to provide value to its stockholders, the Company may consider a transaction to separate its residential REO properties and non-performing residential loans from the remainder of its investment portfolio.  If the transaction resulted in these assets being held in a stand-alone entity, the Company expects that such entity would elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes.  The Company’s board of directors has not formally evaluated any such transaction, and there can be no assurance as to the assets to be included or the timing, terms, structure or completion of any such transaction.  Any such transaction would be subject to a number of risks and uncertainties, could have tax implications for the holders of the Company’s shares of common stock, and could adversely affect the price of the Company’s shares of common stock.

Pursuant to Instruction B.2 to Form 8-K, the information contained in this Current Report on Form 8-K is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2013	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel